EXCLUSIVE OPTION TO PURCHASE

This EXCLUSIVE OPTION TO PURCHASE AGREEMENT (the “Agreement”) is dated as of May 9, 2011 by and among Energy Producers, Inc. a Nevada corporation, with its principal office at 6564 Smoke Tree Lane, Scottsdale, AZ 85253 (the “Company”)  and its parent, EGPI Firecreek, Inc., A Nevada corporation, of the same address (the “Parent”), and TWL Investments a LLC, an Arizona limited liability company, having a mailing address of 3415 W. Pershing Avenue, Phoenix, Arizona 85029 (the “Optionee”), (all of whom may be collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Company is the owner of certain oil, gas and mineral leases;

WHEREAS, Optionee has provided funding to substantially improve the property underlying such leases and, in consideration of such improvements, desires to have the option to purchase the leases on the terms and conditions set forth herein;

WHEREAS, the Board of Directors of the Company and the Parent have determined that it is in the best interests of the Company and its stockholders to grant to the Optionee an option to purchase in its entirety, the tangible property and those oil, gas and mineral leases as described below.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.           Grant of Option.  On this 9th day of May in the year 2011, for good and valuable consideration received, the sufficiency of which is hereby acknowledged, the Company hereby grants to the Optionee, an option (the “Option”‘) to purchase in their entirety, all rights, title and interest to the oil, gas and mineral leases and equipment described in the hereto attached Exhibit “A” (collectively, the Leases”) including any renewals, extensions, or ratifications, and the oil and gas leasehold estates and related working interests in the lands described on Exhibit “A” titled  “Assignment and Bill of Sale” issued by Ginzoil, Inc. to  Energy Producers, Inc. recorded in volume _____, page _____ of the real property records of Ward County, Texas, and in the document entitled “Assignment, and Bill of Sale,” from Firecreek Petroleum, Inc. to Ginzoil, Inc. and recorded in volume ___, page ____ of the real property records of Ward County, Texas and in the document entitled “Assignment and Bill of Sale” from Success Oil Co., Inc. to Firecreek Petroleum, Inc. and recorded in volume 832, page 181 of the real property records of Ward County, Texas, and in the document entitled “Agreement, Assignment, and Bill of Sale,” from Success Oil Co., Inc. to Firecreek Petroleum, Inc., and recorded in volume 838, page 253 of the real property records of Ward County, Texas, on the terms and conditions and for the considerations hereinafter set forth free and clear of any liens or encumbrances.

2.           Purchase Price and Payment.

(a)           Upon the Optionee’s exercise of the Option herein granted, as full consideration of the purchase price for the Leases above described, Optionee shall assume all obligations of Company and/or Parent Company as may exist under

(i)           that certain Note and Agreement dated May 9, 2011between Company and TWL Investments, a LLC, or its assigns;

(ii)           all obligations of Parent Company under the promissory note executed by the Company in favor of Thomas J. Richards dated May 29, 2009;

(ii)           all obligations of Parent Company under the promissory note executed by the Company in favor of Thomas J. Richards dated September 17, 2009;

(iv)           the promissory note dated November 28, 2008 in favor of Dutchess Private Equities Fund, LTD which was assigned to Thomas Richards on September 15, 2009.

(b)           The Company and Parent jointly and individually hereby agree and represent and upon which representation the Optionee relies, that the above consideration represents a fair exchange of value at the time of the granting of the Option based on the one (1) year historical production net revenue to the interest of the Leases multiplied by the upper range of the commonly paid 36 to 48 month multiplier.

(c)           Any improvements to the Leases financed by Optionee shall accrue and inure to the benefit of the Optionee and no adjustments in the herein prescribed purchase price for the Leases shall be made upon exercise of this Option to reflect such improvements.

3.           Vesting and Exercise Period.  The Option herein granted shall:

(a)           vest automatically on the date of the granting of the Option;

(b)           be exercisable upon any default under the terms of or other breach of the notes and obligations above described in Section 2 of this Option Agreement and;

(c)           shall expire and terminate upon full satisfaction of all of the Company’s and Parent Company’s obligations under those Notes and Agreements described above in section 2.

4.            Exercise of Option.

(a)           The Option may be exercised by delivering by e-mail or transmitting by registered or certified mail to either the Company or Parent at the selected entity’s then principal office, a written notice (the “Notice”) by Optionee stating that Optionee has irrevocably elected to purchase the Leases under the Option. The Option shall be considered to be exercised on the date on which the Notice is first e-mailed to Company or Parent, or deposited for delivery to either with a recognized delivery carrier such as but not limited to, the US Post Office or FED EX.

(b)           Upon the exercise of the Option, the Company and Parent shall as required, promptly authorize and assist the transfer and recording of such documents as deemed by Optionee to be reasonably necessary to affect the transfer of ownership and perfect the rights of Optionee in the aforementioned property and Leases.

5.            Transferability of Option.  The Option herein granted shall be assignable and transferable by the Optionee provided that the Optionee shall notify the Company within five business days of any such transfer or assignment.

6.           Termination; Acceleration.  All rights of the Optionee in the Option to the extent not exercised shall terminate upon fulfillment and full satisfaction of all of both the Company’s and the Parent Company’s obligations under the Notes and Agreements above described in Section 2 and any other obligations as may hereafter be made to Optionee by Company or Parent Company.

7.           Covenants of the Company and Parent.  At all times from the date of this Agreement until its termination, the Company and Parent covenant and agree as follows;

(a)           to maintain the Leases in good condition, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, charges, hypothecations, or monetary encumbrances whatsoever other than those that may exist under the considerations listed above in Section 2;

(b)           not to dispose of the Leases or cause or suffer any other lien, claim or other encumbrance to be placed on or against the Leases for the duration of this Agreement;

(c)           not to, without the prior written agreement of Optionee, take any action that would negatively affect the Company’s corporate existence in accordance with good financial and business standards and practices;

(d)           maintain existing insurance and the amount and types of coverage consistent with past practices; and

(e)           immediately notify Optionee of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to or otherwise affecting the Leases.

8.           Representations of Company and Parent.

(a)           The Company and Parent jointly and severally represent and warrant as follows:

(i)           They are each corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation.

(ii)           They have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.

(iii)           They are duly qualified to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.   “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

(iv)           The execution, delivery and performance of this Agreement by the Company and the Parent and the consummation by them of the transactions contemplated hereby will not (A) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of stock of the Company or the Bylaws of either Company or Parent; (B) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or Parent is a party; or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock of Parent is traded or listed, applicable to the Parent (which for purposes of this Agreement means any entity in which the Parent, directly or indirectly, owns capital stock or holds an equity or similar interest) or by which any property or asset of the Parent is bound or affected.

(v)           Neither the Parent nor the Company is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of stock of the Parent or the Company or the Bylaws or their organizational charter or Bylaws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or the Parent

(vi)           The business of the Parent and the Company is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

(vii)           Neither the Company nor the Parent is required to obtain any consent, authorization, permit or order of, or make any filing or registration with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof or thereof.

(viii)           All consents, authorizations, permits, orders, filings and registrations which the Company and/or the Parent is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof.  Neither the Parent nor the Company is aware of any facts or circumstances which might give rise to any of the foregoing.

(ix)           Each has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Company and Parent and the consummation by it of the transactions contemplated hereby and thereby, including without limitation no further consent or authorization is required by the Company or Parent, their Boards of Directors, or shareholders.

(x)           This Agreement has been duly and validly executed and delivered by the Company and Parent.

(xi)           This Agreement constitutes the valid and binding obligations of the Company and Parent enforceable against either in accordance with the terms herein stated.

9.           Indemnification.

(a)           The Company and Parent shall, jointly and severally, indemnify Optionee and its members, managers, employees, and agents, and defend and save each of them harmless, for, from, and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (“Losses”) incurred or sustained as a result of or arising in connection with (a) any breach by the Company or Parent of any agreement, covenant, representation, or warranty contained in this Agreement or (b) the gross negligence or willful misconduct of either the Company or Parent in performing their obligations under this Agreement.

(b)           Optionee shall give the Company and Parent prompt written notice of any Losses or discovery of fact upon which Optionee intends to base a request for indemnification under Section 9, but in no event shall the Optionee be liable for any Losses that result from any delay in providing such notice.

10.           Damages.  The Company and Parent acknowledge that failure to timely meet any of their obligations hereunder, will cause the Optionee to suffer irreparable harm and that the actual damage to the Optionee will be difficult to ascertain.  Accordingly, the Parties agree that it is appropriate to include in this Option Agreement a provision for liquidated damages.  The parties, therefore, acknowledge and hereby agree that should the Company or Parent breach this Agreement, or upon the exercise of the Option by Optionee, fail for whatsoever reason, to perform and deliver the Leases free and clear of any liens or encumbrances and  unthreatened by any action whether filed or threatened that could cloud the Leases including but not limited to the filing of a bankruptcy action or assignment to creditors, then as  liquidated damages the Company and Parent individually and collectively shall pay to Optionee the lesser of the full amount allowed by law or an amount equal to three (3) times that of  the obligations to be assumed by Optionee as the purchase price under Section 2 of this Option Agreement on the date of granting of the Option. The Parties acknowledge and agree that the provision set forth in this Section 10 represents the Parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty.  The payment of liquidated damages shall not relieve the Company from its obligations under this agreement.

11.           Miscellaneous.

(a)           The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without giving effect to the provisions, principles or policies thereof relating to choice or conflict of law.

(b)           Any and all notices referred to herein shall be sufficient if furnished in writing and delivered in person or mailed by certified mail (return receipt requested) to the respective parties at their addresses set forth above or to such other address as either party may from time to time designate in writing.

(c)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto.

(e)           No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

(f)           All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

(g)           The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

(h)           This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

(i)           Any expenses incurred by Optionee in the exercise or enforcement of this Option Agreement shall be born by the Company or Parent.

(j)           The Option shall be effective as of the date signed below.

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IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its authorized officer as of the date first indicated above.

COMPANY:

ENERGY PRODUCERS, INC., a Nevada corporation

By:____________________________	Date:_______
Name: Dennis Alexander
Title: Chief Executive Officer

PARENT:

EGPI FIRECREEK, INC., a Nevada corporation

By:____________________________	Date:_______
Name: Dennis Alexander
Title: Chief Executive Officer

OPTIONEE:

TWL INVESTMENTS A LLC, an Arizona limited liability company

By:______________________________________	Date: ____________________
Name: Larry W. Trapp
Title: Managing Director

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STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of _______________, 2011, by Dennis R. Alexander, CEO of Energy Producers Inc. and EGPI Firecreek Inc., on behalf of said corporations.

Notary Public in and for
the _____________ of ____________________

My Commission Expires: ________________________

STATE OF	_________________§
§
COUNTY OF	_________________§

This instrument was acknowledged before me on the _____ day of _______________, 2011, by Larry W. Trapp, Managing Director of TWL Investments a LLC, on behalf of said limited partnership.

Notary Public in and for
the _____________ of __________________

My Commission Expires: __________________________

EXHIBIT A

Assignment and Bill of Sale